Amendment to ING Partners, Inc.

Shareholder Servicing Agreement

Adviser Class Shares

This Amendment is dated as of the 1st day of November, 2004 by and between ING Partners, Inc. (the "Fund") and ING Life Insurance and Annuity Company (the "Service Organization") (collectively, the "Parties").

WHEREAS, the Parties entered into a Shareholder Servicing Agreement on November 27, 2001, as amended (the "Agreement");

WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

NOW THEREFORE, the parties hereby amend the Agreement in the following form:
    By replacing the existing Schedule A with the Amended Schedule A attached hereto.
    All of the other provisions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ING Partners, Inc.

By: \s\ James M. Hennessy

Name: James M. Hennessy
Title: President

ING Life Insurance and Annuity Company

By: \s\ Laurie M. Tillinghast

Name: Laurie M. Tillinghast

Title: President

AMENDED SCHEDULE A

Adviser Class shares of the following ING Partners, Inc. portfolios:

Annual Rate
ING Aeltus Enhanced Index Portfolio	____%
ING Alger Aggressive Growth Portfolio	____%
ING Alger Capital Appreciation Portfolio	____%
ING Alger Growth Portfolio	____%
ING American Century Small Cap Value Portfolio	____%
ING Baron Small Cap Growth Portfolio	____%
ING Fidelity® VIP Contrafund® Portfolio	____%
ING Fidelity® VIP Equity Income Portfolio	____%
ING Fidelity® VIP Growth Portfolio	____%
ING Fidelity® VIP Mid Cap Portfolio	____%
ING Goldman Sachs® Capital Growth Portfolio	____%
ING Goldman Sachs® Core Equity Portfolio	____%
ING JPMorgan Fleming International Portfolio	____%
ING JPMorgan Mid Cap Value Portfolio	____%
ING MFS Capital Opportunities Portfolio	____%
ING MFS Global Growth Portfolio	____%
ING OpCap Balanced Value Portfolio	____%
ING Oppenheimer Strategic Income Portfolio	____%
ING PIMCO Total Return Portfolio	____%
ING Salomon Brothers Aggressive Growth Portfolio	____%
ING Salomon Brothers Fundamental Value Portfolio	____%
ING Salomon Brothers Investors Value Portfolio	____%
ING T. Rowe Price Growth Equity Portfolio	____%
ING UBS U.S. Allocation Portfolio	____%
ING UBS U.S. Large Cap Equity Portfolio	____%
ING Van Kampen Comstock Portfolio	____%